UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: September 3, 2019

(Date of earliest event reported)

Phillips 66 Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36011	38-3899432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2331 CityWest Boulevard

Houston, Texas 77042

(Address of principal executive offices and zip code)

(855) 283-9237

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Units Representing Limited Partner Interests	PSXP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Notes Offering and Underwriting Agreement

On September 3, 2019, Phillips 66 Partners LP (the “Partnership”) and Phillips 66 Partners GP LLC (the “General Partner”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, and RBC Capital Markets, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the underwritten public offering (the “Notes Offering”) by the Partnership of $300 million aggregate principal amount of 2.450% Senior Notes due 2024 (the “2024 Notes”) and $600 million aggregate principal amount of 3.150% Senior Notes due 2029 (the “2029 Notes” and, together with the 2024 Notes, the “Notes”).

The material terms of the Notes Offering are described in the prospectus supplement, dated September 3, 2019 (the “Prospectus Supplement”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on September 4, 2019 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”). The Notes Offering was registered with the Commission pursuant to an effective Registration Statement on Form S-3 (Registration No. 333-232865), initially filed by the Partnership on July 26, 2019 (as amended, the “Registration Statement”).

The Notes Offering closed on September 6, 2019. The Partnership received net proceeds (after deducting underwriting discounts, commissions and offering expenses) from the Notes Offering of approximately $890.7 million. As described in the Prospectus Supplement, the Partnership intends to use the net proceeds from the Notes Offering to (i) to repay indebtedness outstanding under its $400 million senior unsecured term loan facility, (ii) to repay or redeem the $300 million of its outstanding 2.646% Senior Notes due February 2020, and (iii) for general partnership purposes, including funding future acquisitions and organic projects and the repayment of outstanding indebtedness .

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership and the General Partner, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership and the General Partner have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

As more fully described under the caption “Underwriting” in the Prospectus Supplement, certain of the Underwriters have performed commercial banking, investment banking and advisory services for the Partnership and its affiliates from time to time for which they have received customary fees and reimbursement of expenses. The Underwriters or their affiliates may, from time to time, engage in transactions with and perform services for the Partnership and its affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. Affiliates of certain of the Underwriters are lenders under the Partnership’s unsecured term loan facility, and, in such capacity, will receive a portion of the net proceeds from the Notes Offering.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference. The legal opinion relating to the Notes is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Indentures

The Partnership issued the Notes pursuant to the Base Indenture, dated as of July 26, 2019 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of September 6, 2019 relating to the 2024 Notes (the “First Supplemental Indenture”), and the Second Supplemental Indenture, dated as of September 6, 2019, relating to the 2029 Notes (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indentures”), in each case between the Partnership and U.S. Bank National Association, as trustee (the “Trustee”).

The 2024 Notes will mature on December 15, 2024, and bear interest at the annual rate of 2.450%. The 2029 Notes will mature on December 15, 2029, and bear interest at the annual rate of 3.150%. Interest on the Notes accrues from September 6, 2019 will be payable semiannually in arrears on June 15 and December 15 of each year, commencing on June 15, 2020.The Partnership may redeem all or some of the Notes, in whole or in part, at any time prior to their maturity at the redemption prices as set forth in the Indentures.

The Notes rank equally in right of payment with all of the Partnership’s existing and future senior unsecured indebtedness; senior to any subordinated indebtedness that the Partnership may incur; effectively junior in right of payment to all of the Partnership’s future secured debt from time to time outstanding, to the extent of the value of the assets constituting the collateral securing the debt; and structurally junior in right of payment to the liabilities of the Partnership’s subsidiaries.

The Indentures contain customary covenants that, among other things, will restrict the Partnership’s ability, with certain exceptions, to incur debt secured by liens; engage in sale/leaseback transactions; and merge, consolidate or transfer all or substantially all of its assets.

The foregoing descriptions of the Indentures and the Notes are not complete and are qualified in their entirety by reference to the full text of the Indentures and the Notes, which are filed as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5 to this Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Notes and the Indentures included or incorporated by reference in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.		Description

1.1	-

Underwriting Agreement, dated as of September 3, 2019, by and among Phillips 66 Partners LP, Phillips 66 Partners GP LLC, and Barclays Capital Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, and RBC Capital Markets, LLC, on behalf of themselves and the several Underwriters named in Schedule 1 to the Underwriting Agreement.

4.1	-

Indenture, dated as of July 26, 2019, between Phillips 66 Partners LP and U.S. Bank National Association, as trustee, in respect of senior debt securities of Phillips 66 Partners LP (incorporated by reference to Exhibit 4.5 to the Partnership’s Registration Statement on Form S-3 filed on July 26, 2019).

4.2	-	First Supplemental Indenture, dated as of September 6, 2019, between Phillips 66 Partners LP and U.S. Bank National Association, as trustee, in respect of the 2024 Notes.

4.3	-	Second Supplemental Indenture, dated as of September 6, 2019, between Phillips 66 Partners LP and U.S. Bank National Association, as trustee, in respect of the 2029 Notes.

4.4	-	Form of the 2024 Notes (included in Exhibit 4.2 as Exhibit A to the Appendix thereto).

4.5	-	Form of the 2029 Notes (included in Exhibit 4.3 as Exhibit A to the Appendix thereto).

5.1	-	Opinion of Latham & Watkins LLP regarding the validity of the Notes.

23.1	-	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66 Partners LP
	By:	Phillips 66 Partners GP LLC, its general partner

Dated: September 6, 2019	By:	/s/ Rosy Zuklic
Rosy Zuklic
Vice President and Chief Operating Officer

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